UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHWAB CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FUND RECORDED ANSWERING MACHINE MESSAGE:

Hello, this is Jon de St. Paer, Senior Vice President of Strategy & Product at Schwab. I am calling to ask for your help on the proxy vote related to your investment in Schwab Funds. You have probably received several messages concerning this proxy. That is because the meeting date is just a few days away on April 28, 2017 and we still need your vote. If approved, the ultimate effect of the proposal would be to decrease the total operating expenses on each fund—so, no matter how many shares you own, your vote is very important.

To ensure that your vote is counted today, please call toll-free at 855-835-8315 Monday through Friday, 9AM to 10PM Eastern Time and a proxy voting specialist will assist you. You can also vote online any time by following the instructions provided in the proxy materials. Voting takes just a few moments of your time and will benefit all shareholders. Thank you for investing with us.